Calculation of Filing Fee Tables
S-8
Apple Hospitality REIT, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, no par value per share	Other	600,000	$ 11.985	$ 7,191,000.00	0.0001531	$ 1,100.94
Total Offering Amounts:						$ 7,191,000.00		$ 1,100.94
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,100.94
Offering Note
[1]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional common shares of the Registrant that become issuable under the Apple Hospitality REIT, Inc. Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding common shares. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per common share of the Registrant as reported on the New York Stock Exchange on May 19, 2025, which was $11.985 per share.